UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 21, 2014
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33748 (Commission File Number)	20 - 8718331 (I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)
(202) 728-0044
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
First Amendment to Term Loan Agreement
On July 21, 2014, DuPont Fabros Technology, L.P., a Maryland limited partnership (the “Borrower”) and the operating partnership of DuPont Fabros Technology, Inc., a Maryland corporation (the “Company”), amended its $250 million unsecured term loan facility (the “Facility”) to, among other things, reduce the rate at which borrowings under the Facility will bear interest and extend the maturity date of the Facility.
The amendment (the “First Amendment”), dated July 21, 2014, amends the Term Loan Agreement, dated September 13, 2013 (the “Term Loan Agreement”), by and among the Borrower, the Company, as a guarantor, the direct and indirect subsidiaries of the Company that guaranty the obligations of the Borrower under the Borrower’s senior unsecured revolving credit facility, as subsidiary guarantors, Royal Bank of Canada, as administrative agent and a lender, and the other lending institutions that are parties thereto.
As a result of the First Amendment, borrowings under the Term Loan Agreement will bear interest, at the Borrower’s election, at (a) LIBOR plus a margin ranging from 150 basis points to 210 basis points (in lieu of the previous range of 175 basis points to 240 basis points) or (b) a base rate plus a margin ranging from 50 basis points to 110 basis points (in lieu of the previous range of 75 basis points to 140 basis points), in each case, with the actual margin determined according to the ratio of the Borrower’s total indebtedness to gross asset value in effect from time to time.
The First Amendment also provides that, in the event that the Borrower’s long-term senior unsecured non-credit enhanced debt receives an investment grade credit rating, borrowings under the Term Loan Agreement will bear interest, at the Borrower’s election, at (a) LIBOR plus a margin ranging from 82.5 basis points to 165 basis points (in lieu of the previous range of 95 basis points to 195 basis points) or (b) a base rate plus a margin ranging from 0 basis points to 65 basis points (in lieu of the previous range of 0 basis points to 95 basis points), in each case, with the actual margin determined according to such credit rating then in effect.
In addition, the First Amendment, among other things, extends the maturity date of the Facility from February 15, 2019 to July 21, 2019. Except as amended by the First Amendment, the remaining terms of the Term Loan Agreement remain in full force and effect.
The foregoing does not purport to be a complete description of the terms of the First Amendment and such description is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
* * *
From time to time, the Company has had customary commercial and/or investment banking relationships with KeyBank National Association, Raymond James Bank, N.A., RBS Citizens, N.A., Royal Bank of Canada, Goldman Sachs Bank USA, TD Bank, National Association, Credit Suisse AG, Cayman Islands Branch, SunTrust Bank, Regions Bank, Synovus Bank, U.S. Bank N.A., Tristate Capital Bank, First Tennessee Bank N.A., and CoBank, ACB and/or certain of their affiliates, all of which are lenders under the Credit Agreement.
* * *

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1
First Amendment to Term Loan Agreement and Other Loan Documents, dated as of July 21, 2014, by and among DuPont Fabros Technology, L.P., as Borrower, DuPont Fabros Technology, Inc., as a guarantor, the subsidiaries of Borrower that are parties thereto, as Subsidiary Guarantors, Royal Bank of Canada, as Agent and a Lender, and the other Lenders that are parties thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.
July 24, 2014                        /s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr., Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1
First Amendment to Term Loan Agreement and Other Loan Documents, dated as of July 21, 2014, by and among DuPont Fabros Technology, L.P., as Borrower, DuPont Fabros Technology, Inc., as a guarantor, the subsidiaries of Borrower that are parties thereto, as Subsidiary Guarantors, Royal Bank of Canada, as Agent and a Lender, and the other Lenders that are parties thereto.